UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2007
DUSA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	0-19777 (Commission File Number)	22-3103129 (IRS Employer Identification Number)
25 Upton Drive
Wilmington, Massachusetts 01887
(Address of principal executive offices, including ZIP code)
(978) 657-7500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On September 26, 2007, DUSA Pharmaceuticals, Inc. (“DUSA”) entered into Amendment No. 1 to the Marketing, Distribution and Supply Agreement (the “Amendment”) with Stiefel Laboratories, Inc. (“Stiefel”). The original Marketing, Distribution and Supply Agreement with Stiefel, dated January 12, 2006, (the “Agreement”) which was previously reported and filed, pertains to the appointment of Stiefel as DUSA’s marketing and distribution partner for DUSA’s product, the Levulan® Kerastick®, in Latin America. The Amendment was entered to recognize the delay in receipt of acceptable pricing approval in Brazil, which the parties originally intended as the first country for launch of the product. Since negotiations with Brazilian authorities are still continuing, DUSA and Stiefel determined that it was in the best interest of both parties that the product be launched earlier in other countries causing a need for adjustment for some of the economic terms of the Agreement.
     Pursuant to the Amendment, Stiefel will make aggregate milestone payments to DUSA of up to $2,250,000, rather than up to $3,000,000 under the Agreement based upon the following: (1) the launch date of the Levulan® Kerastick® in Mexico or Argentina, whichever occurs first, (2) achievement of pre-determined minimum purchase levels in the territory and (3) based upon receipt of final pricing approval of the Levulan® Kerastick® from Brazilian pricing authorities, each of which are subject to certain terms and conditions. The timing and quantities of the minimum purchase obligations were also amended. In addition, the transfer price for the product was amended to set a fixed price plus a royalty on net sales, rather than a revenue-sharing arrangement as under the Agreement. DUSA believes that the amended transfer price reduces some of the risk related to currency and market price fluctuations during the ten-year term of the Agreement.
     The Amendment also modifies certain responsibilities and obligations related to the regulatory filings in the territory and clarifies the sharing of costs pertaining to the receipt of Brazilian pricing approval.
     Except for historical information, this report, including the attached press release, contains certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to the risks relating to currency and market price fluctuations, launch of the product in Latin American countries by Stiefel, and the expectation for additional international expansion. Furthermore, the factors that may cause differing results include the ability to penetrate the market, the regulatory approval process, receipt of acceptable pricing approval in Brazil, sufficient funding, maintenance of DUSA’s patent portfolio, reliance on third parties, and other risks identified in DUSA’s SEC filings from time to time.

Item 8.01	Other Events.
     On October 1, 2007, DUSA issued a press release, attached to and made part of this report, announcing the shipment of the product to Mexico and Argentina and indicating that the Amendment had been signed.

Item 9.01 — Financial Statement and Exhibits.

Item No.	Description
99.1	Press Release, dated October 1, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSA PHARMACEUTICALS, INC.
Dated: October 2, 2007	By:	/s/Robert F. Doman
Robert F. Doman, President and Chief Executive Officer

EXHIBIT INDEX

Item No.	Description
99.1	Press Release, dated October 1, 2007